UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2008

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 8, 2008, NexCen Brands, Inc. (the “Company”) received a Nasdaq Staff Deficiency letter indicating that, for the last thirty consecutive business days, the bid price for the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Stock Market under Nasdaq Marketplace Rule 4450(a)(5). In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has been provided an initial period of 180 calendar days, or until January 5, 2009, to regain compliance. The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 4450(a)(5) if at any time before January 5, 2009, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, although the letter also states that the Nasdaq staff has discretion to require compliance for a period in excess of ten consecutive business days, but generally no more than twenty consecutive business days, under certain circumstances.

The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with Nasdaq’s minimum bid price rule by January 5, 2009.

If the Company does not regain compliance with Rule 4450(a)(5) by January 5, 2009, the Nasdaq staff will provide written notification that the Company’s securities will be delisted. Should that occur, the Company intends to appeal the staff’s determination to delist the Company’s securities to a Nasdaq Listing Qualifications Panel.

A copy of the press release announcing the Company’s receipt of the Nasdaq Staff Deficiency letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01 Other Events

As previously disclosed in a Current Report on Form 8-K filed on June 20, 2008, Bank of America, the Company’s principal commercial bank, advised the Company that it would terminate the deposit agreements and other treasury management services that it provides to the Company as of July 9, 2008. The Company has been in active discussions with Bank of America to maintain the deposit control agreements and Bank of America has agreed to extend the termination date until July 23, 2008.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release, dated July 9, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on July 9, 2008.

NEXCEN BRANDS, INC.

/s/ Kenneth J. Hall
By:	Kenneth J. Hall
Its:	Executive Vice President, Chief
Financial Officer and Treasurer